UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2016 (March 21, 2016)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On March 22, 2016, the Board of Directors (the “Board”) of Triangle Petroleum Corporation (the “Company”) approved a form of Indemnification Agreement (the “Indemnification Agreement”) and authorized the Company to enter into an Indemnification Agreement with each of its current and future directors and officers.  The Company intends to enter into an Indemnification Agreement with each of the Company’s current and future directors and officers.  Pursuant to the Indemnification Agreement, the Company agrees to indemnify the director and/or officer against certain liabilities that may arise by reason of such indemnitee’s status or service as a director and/or officer of the Company, and to advance to such indemnitee the expenses incurred as a result of a proceeding as to which such indemnitee may be indemnified.  The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law and is in addition to any other rights such indemnitee may have under the Company’s Certificate of Incorporation, Bylaws, as amended, and other applicable law.

The foregoing description of the Indemnification Agreement is a summary only and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On March 24, 2016, the Company announced that Justin J. Bliffen, Chief Financial Officer of the Company, notified the Company of his intention to resign as Chief Financial Officer, effective March 21, 2016.

Appointment of Certain Officers

In connection with Mr. Bliffen’s resignation, on March 22, 2016, the Board appointed Douglas Griggs as the Company’s acting principal financial officer.  Mr. Griggs, age 56, has served as the Company’s Chief Accounting Officer since November 2014.  Mr. Griggs is a certified public accountant with more than 35 years of accounting and financial management experience.  Mr. Griggs previously served as the Chief Accounting Officer of Venoco, Inc. from January 2006 through October 2014, prior to which he was an independent consultant in the areas of finance, accounting, project management and Sarbanes-Oxley compliance since January 2003.  Mr. Griggs was formerly an Audit Senior Manager with Ernst & Young LLP, and he subsequently held various financial management positions prior to beginning consulting work in 2003. Mr. Griggs has an accounting degree from the University of Northern Iowa.

Also on March 22, 2016, the Board appointed Dominic Spencer as the Company’s Chief Operating Officer. Mr. Spencer, age 35, has served as President of Triangle USA Petroleum Corporation (“TUSA”), a wholly-owned subsidiary of the Company, since February 2015.  Mr. Spencer previously served as TUSA’s Executive Vice President of Operations since February

2014, prior to which he served in various drilling and operational roles since joining the Company in July 2011.  Before joining the Company, he worked for eight years with Bill Barrett Corporation as Operations Manager and in various other roles on numerous assets.  Mr. Spencer graduated from Colorado School of Mines in 2003 with a B.S. in petroleum engineering.

On March 24, 2016, the Company issued a press release announcing certain changes in leadership.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.

Compensatory Arrangements of Certain Officers

On March 22, 2016, in connection with Mr. Griggs’ appointment as the Company’s acting principal financial officer, the Board approved an annual salary increase for Mr. Griggs in the amount of $100,000.  Following the increase, Mr. Grigg’s annual salary will be $400,000.

Item 8.01Other Events.

On March 24, 2016, the Company announced that it has recently retained PJT Partners, AlixPartners and Skadden, Arps, Slate, Meagher & Flom LLP to assist the Board of Directors of the Company and management team in reviewing strategic alternatives.

On March 24, 2016, the Company issued a press release announcing certain events described above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Director and Officer Indemnification Agreement.
Exhibit 99.1	Press Release, dated March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2016	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
President and CEO

Index to Exhibits

Exhibit

Number	Description

Exhibit 10.1	Form of Director and Officer Indemnification Agreement.
Exhibit 99.1	Press Release, dated March 24, 2016.